U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 26, 2018

urban-gro, Inc.

(Exact name of small business issuer as specified in its charter)

Colorado	000-52898	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1751 Panorama Point

Unit G

Lafayette, CO 80026

(Address of principal executive offices)

(720) 390-3880

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers;

Effective September 26, 2018, we retained Larry Dodson as our Chief Technology Officer.

The following is the biographical information of Mr. Dodson:

Larry C. Dodson, age 61, was appointed as our Chief Technology Officer in September 2018. Prior, from December 2015 through September 2018, Mr. Dodson was the Vice President of Controls for Fluence Bioenginering, Inc., where his responsibilities included product and market development of lighting controls for horticulture and IT, Facilities and Manufacturing Operations. From July 2015 through December 2015, he was Senior VP of Operations for Clarus Vision, Inc., where his responsibilities included creation of a business plan for growth, preparation for investor due diligence and other efforts relating to funding of this company. From January 2012 through July 2015, he was Vice President of Marketing and Operations for Unipixel, Inc., where his responsibilities included development of touch screen films, process development and operations, and acting as the executive relationship owner on joint operations with Eastman Kodak. Previously, Mr. Dodson had over 20+ years of management and business experience with Compaq, Hewlett-Packard and Caseta Technologies/Telvent NA. Mr. Dodson received a Bachelor of Arts degree in Chemistry and a Bachelor of Science degree in Electrical Engineering from Southern Illinois University in 1982 and 1983, respectively, and a Master of Business Administration degree from Houston Baptist University in 1993. He shall devote substantially all of his time to our affairs.

Item 8.01 Other Events.

On September 24, 2018, we entered into a non-binding Letter of Intent for the acquisition of Impact Engineering, Inc. ("IEI"), also known as The Grow to Guys. The transaction is scheduled to be consummated on or before December 31, 2018, unless extended by the mutual consent of the Parties and is subject to the following conditions, among other things:

•	Our satisfaction of our due diligence review of IEI;
•	Receipt of mutually agreeable forms of closing documentation;
•	Requisite third-party consents have been obtained, including approval by the Board of Directors of both parties and majority of the members of IEI;
•	No material adverse change in either party’s business, prospects, financial condition, results of operations, or capitalization;

The Agreement may be terminable (i) by mutual consent of the parties; or (ii) by either party if the conditions to such party’s obligations are incapable of fulfillment; or (iii) the transaction shall not have closed in a timely manner and not extended by a party. In consideration of each party’s committing time and expenses to its due diligence investigation of the other from the date of the letter of intent for a minimum of 90 days, neither we or IEI will not, and will not authorize or permit its officers, directors, stockholders, affiliates, employees, agents or representatives to, directly or indirectly, take any action to solicit, initiate or encourage or engage in negotiations with any other third party.

We are currently a systems integrator of large commercial indoor and greenhouse cultivations, and we consider ourselves a leader in the design and engineering of complex automated fertigation, irrigation and environmental controls systems.  If our acquisition of IEI is successful, of which there is no assurance, we believe this will enable us to further vertically integrate into the mechanical, electrical, and plumbing design space. We believe that the consolidation of our business with IEI will further position us as a leading "turn-key" provider of new purpose-built and retrofit facilities across North America.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2018	URBAN-GRO, INC. (Registrant)

By: /s/ Bradley Nattrass
Bradley Nattrass, Chief Executive Officer

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